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EXHIBIT 23.1

CONSENT OF BLACKMAN KALLICK BARTLESTEIN LLP

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related prospectus of CGI Holding Corporation for the registration of 23,625,301 shares of its common stock and to the incorporation therein of (A) our report, dated March 26, 2005, with respect to the financial statements of CGI Holding Corporation as of December 31, 2004 and for the year then ended, (B) our report dated March 13, 2005 with respect to the combined financial statements of MarketSmart Advertising, Inc., RightStuff, Inc. and CheckUp Marketing, Inc. as of December 31, 2004 and 2003 and for the years then ended, and (C) our report dated May 5, 2005 with respect to the financial statements of Personals Plus, Inc. as of December 31, 2004 and 2003 and for the years then ended.

/s/ BLACKMAN KALLICK BARTLESTEIN LLP Blackman Kallick Bartlestein LLP
June 23, 2005

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  EXHIBIT 23.1